                              CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT, dated as of November 1, 2002 between Innerspace
Corporation, a Delaware corporation with offices located at 201 Allen Road,
Suite 310, Atlanta, Georgia 30328 (the "Company") and 534251 Ontario Limited, an
Ontario corporation providing the personal services of Stuart Stulberg, an individual, with offices located at 77 Owl Ridge Drive, Richmond, Ontario L3R
4H1 Canada (the "Consultant").

                                   WITNESSETH:

        WHEREAS, the Company is in default under technology license agreements with
Synermedics, Inc., dated as of February 28, 2001 and February 28, 2002, respectively; and

        WHEREAS, the Company wishes to evaluate the current technological value of the technology (the "Technology") to determine whether to commit the financial resources to cure the default (the "Default"); and

        WHEREAS, the Consultant has expertise relating to these matters; and

        WHEREAS, the Company desires to retain the services of the Consultant to provide such expertise; and

        WHEREAS, the Consultant wishes to render such services to the Company upon the terms, conditions and covenants set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and subject to the conditions contained herein, the parties hereto hereby agree as follows:

I. Terms of Service:

        Section 1.01 Duties: The Consultant will assist the Company in evaluating the current technological value of the Technology to determine whether to commit the financial resources to cure the Default.

        Section 1.02 Term: Termination: The term (the "Term") of this Agreement shall be three (3) months, commencing on the date hereof. In the event of any earlier termination of this Agreement, the parties hereto agree that the
Consultant shall be entitled to the amounts otherwise due hereunder notwithstanding such termination.

        Section 1.03 Consulting Fee. The Company shall pay the Consultant 562,647 shares of common stock of the Company (the "Retainer). The Retainer shall be earned and due upon execution of this Agreement. The Company shall warrant that the shares issued to the Consultant are free treading and not subject to any lock-up provisions.

        Section 1.04 Expenses. If the Company requests the Consultant to provide any specific services hereunder that cause the Consultant to incur expenses, the

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Company shall reimburse the Consultant for all expenses upon presentation of expense vouchers or statements or such other supporting information as the
Company may require. However, notwithstanding anything contained in the foregoing to the contrary, the Consultant shall not incur any reimbursable expense in excess of $100.00 without the prior written consent of the Company.

II. Miscellaneous:

        Section 2.01 No Violation of Other Agreements. Each of the parties hereto represents and warrants that execution, delivery, or performance of this
Agreement does not conflict with, or violate the terms of, any other agreement to which it is a party or by which it is bound.

        Section 2.02 Late Fees, Default. In the event that the Company shall fail to pay the Retainer as and when due and such failure shall continue for five (5)
days, then the Company shall pay a late fee equal to $250.00 plus $25.00 for each additional day late thereafter. In the event that the Company shall default in its obligation to pay any portion of the Consulting Fee and such default shall continue for fifteen (15) days after when due, interest shall begin to accrue from the due date through and including the date on which such default shall be cured at an annual rate equal to the lesser of (x) 18% and (y) the highest rate as may be permitted by law. The Company shall pay a returned check fee in the amount of $250.00 in connection with the return of any check payable to the Consultant for Consulting Fees.

        Section 2.03 Independent Contractor: Limitation of Liability.

        (a) The Consultant is an independent contractor to the Company, and nothing herein shall be deemed to constitute the Consultant or its agents as an employee or agent of the Company.

        (b) The Company acknowledges that it remains solely responsible for the conduct and operation of its business and that the Consultant makes no representation or warranty and assumes no liability with respect to the outcome or result of any particular course of action or operation of the Company's business.

        Section 2.04 Notices. Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given when delivered personally, sent by private express mail service (such as Federal Express), or sent by registered or certified mail (return receipt requested) to the address set forth in the introductory paragraph hereof (or to other address as any party has furnished in writing to the other parties in accordance with the provisions of this Section 2.03).

        Section 2.05 Assignment. None of the parties may assign its interest in this Agreement or delegate its responsibilities hereunder without prior written consent of the other party.

        Section 2.06 Severability. The invalidity or unenforceability of any particular provision of this Agreement or portion thereof shall not affect the validity or unenforceability of any other provision thereof. If any provision of this Agreement is adjudicated to be so broad as to be unenforceable, it shall be interpreted to be only as broad as is enforceable.

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        Section 2.07 Counterparts: Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of
Delaware, without giving effect to conflict of laws.

        Section 2.08 Headings. The article and section headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands in their official capacities as of the date and year first above written.

Innerspace Corporation

         /s/ Robert D. Arkin
By: __________________________
         Robert D. Arkin
         Chief Executive Officer

Stuart Stulberg

         /s/ Stuart Stulberg
By: ____________________________